SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2010

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(b). James G. Cardillo, 62, will retire as President of PACCAR Inc in December 2010 after 20 years of service with the Company.

Item 502(c). On September 14, 2010 the Board of Directors elected Ronald E. Armstrong, 55, to succeed Mr. Cardillo as President of the Company effective January 1, 2011. Mr. Armstrong has served as Executive Vice President of the Company since August 2010; Senior Vice President from December 2007 to July 2010; Vice President from January 2007 to November 2007 and Vice President and Controller from November 2002 to December 2006. In connection with his promotion, the Compensation Committee approved an increase in his base salary to $600,000 effective January 1, 2011.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit Number	Description
99.1	Press release of September 15, 2010 announcing Executive Promotion

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: September 16, 2010	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel